UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2016

B-SCADA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150158	94-3399360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9030 W Fort Island Trail, Building 9

Crystal River, Florida 34429

(Address of principal executive offices, including zip code)

(352) 564-9610

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.  Other factors besides those discussed in this Current Report could also adversely affect us.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 13, 2016, B-Scada, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding Common Stock, par value $0.01 per share (the “Common Stock”), at an exchange ratio of 1-for-10, effective at 5:00 p.m. EDT on April 29, 2016.  The Reverse Stock Split and the Certificate of Amendment were approved by the written consent of the holders of a majority of the outstanding shares of Common Stock of the Company as well as the Board of Directors of the Company.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As a result of the Reverse Stock Split, each ten shares of the Company’s Common Stock owned by a stockholder will automatically combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the next largest whole share.  The Reverse Stock Split applies to all shares of the Company’s Common Stock issued and outstanding, all treasury shares, and all vested or unvested options to purchase Common Stock of the Company.  As a result of the Reverse Stock Split, the total number of shares of Common Stock outstanding will be reduced to approximately 3.064 million shares.   The number of authorized shares of Common Stock was not reduced in connection with the Reverse Stock Split and remains at 100 million shares.

Trading of the Company’s Common Stock in the over-the-counter market will continue, on a Reverse Stock Split-adjusted basis, when trading begins on May 2, 2016. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 05575Y208. No Stockholder is required to exchange any certificate for common stock of the Company that the stockholder currently holds for a new certificate.

Item 8.01  Other Events

The information provided in Item 5.03 of this Current Report is incorporated in this Item 8.01 by reference in its entirety.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B-SCADA, INC.

Dated: April 19, 2016	By:	/s/ Ronald DeSerranno
Name: Ronald DeSerranno Title: Chief Executive Officer

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